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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of NEI WebWorld, Inc. on Form SB-2 of our report dated June 28, 1996, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Dallas, Texas
March 7, 1997

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The financial statements of NEI WebWorld, Inc. appearing in the above Prospectus are presented to give effect to the 3.33-to-one common stock split and for the conversion of preferred stock into 2,008,823 shares of common stock in connection with the Company's contemplated offering as described in Notes 10 and 11 to the financial statements. On the effective date of the Registration Statement, the above consent is in the form that we will sign upon the effectiveness of such events assuming that, from June 28, 1996 to the effective date of such events, no other material events have occurred that would affect these financial statements.


Deloitte & Touche LLP
Dallas, Texas
March 7, 1997